                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   November 8, 1996


                   Brauvin High Yield Fund L.P.
      (Exact name of registrant as specified in its charter)


       Delaware                0-17557             36-3569428
(State of or other            (Commission         (IRS Employer
jurisdiction of               File Number)        Identification
incorporation)                                              Number)


150 South Wacker Drive, Suite 3200, Chicago, Illinois    60606
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code  (312) 443-0922



(Former name or former address, if changed since last report)

Item 5.   Other Events.

     The Special Meeting of Interest Holders of Brauvin High Yield Fund L.P. (the "Partnership") was held on Friday, November 8, 1996 at 9:00 a.m. At this Special Meeting, the Interest Holders holding a majority of the units of limited partnership interest in the Partnership (the "Units") approved the merger of the Partnership with and into Brauvin Real Estate Funds, L.L.C., a Delaware limited liability company (the "Purchaser"), which approval automatically resulted in the adoption of an amendment to the Partnership's Restated Limited Partnership Agreement, as amended (the "Partnership Agreement"), to allow the Partnership to sell or lease property to affiliates. In addition, at the Special Meeting, Interest Holders holding a majority of the Units approved the adoption of an amendment to the Partnership Agreement to allow the majority vote of the Limited Partners to determine the outcome of the transaction with the Purchaser without the vote of the General Partners of the Partnership.

                            SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                BRAUVIN HIGH YIELD FUND L.P.
                                (Registrant)

                                By:  BRAUVIN REALTY ADVISORS, INC.


DATE:  November 8, 1996         By:   /s/ James L. Brault

                                Name:  James L. Brault
                                Title: Executive Vice President